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SECOND LOAN MODIFICATION AGREEMENT

THIS SECOND LOAN MODIFICATION AGREEMENT (this "Agreement") is entered into as of May 15, 2024 (the "Effective Date"), by and between EPH Development Fund LLC, a Delaware limited liability company (together with its successors and/or assigns, "Lender") and LF3 El Paso, LLC, a Delaware limited liability company ("SPE Owner") and LF3 El Paso TRS, LLC, a Delaware limited liability company ("TRS Lessee"; collectively with SPE Owner, "Borrower"), Lodging Fund REIT III OP, LLC, a Delaware limited partnership ("Guarantor"), and Corey R. Maple, an individual ("Guarantor (Individual)").

RECITALS

A.Borrower is indebted to Lender under a loan (the "Loan") made pursuant to that certain Loan Agreement (the "Loan Agreement"), dated as of May 12, 2021, as evidenced by that certain Promissory Note dated May 12, 2021 (aka "Schedule 1 Form of Amended and Restated Promissory Note dated May 12, 2021," executed by SPE Owner)(together with all amendments, modifications and/or supplements thereto and substitutions therefor are hereinafter collectively referred to as the "Note") made by SPE Owner in the original principal amount of Seven Million

Nine Hundred Thousand and No/100 Dollars ($7,900,000.00) and payable to Lender. The Loan was later modified pursuant io that certain First Loan Modification Agreement between the parties dated May 15, 2023 ("First Modification"). The Note is evidenced and secured by, among other things (in each case, as amended, modified and/or supplemented as of the date hereof) that certain

Memorandum of Loan Assumption Agreement, dated as of May 12, 2021 (the "Memorandum"), between Borrower and Lender. All capitalized terms not otherwise defined herein shall have the meaning provided in the Loan Agreement.

B.In connection with the Loan, Guarantor executed the Continuing Guaranty, dated as of May 12, 2021, which was amended pursuant to the First Amendment to Continuing Guaranty of even date therewith (as so amended the "Continuing Guaranty"), and Guarantor (Individual) executed the Continuing Guaranty (Carve Out), dated as of May 12, 2021 (the "Guaranty (Recourse)"), in each case in favor of Lender. For purposes of this Agreement, Continuing Guaranty and Guaranty (Recourse) are hereinafter collectively referred to as the "Guaranties".
C.The Loan Agreement, the Note, the Memorandum, the Guaranties and any and all other documents, agreements and instruments evidencing, governing, securing or otherwise executed in connection with the Loan, in each case executed prior to the date hereof (and not heretofore released or reconveyed) are referred to herein as the "Existing Loan Documents".
D.The Note is due and payable on the Maturity Date of May 15, 2024. Nonetheless, Borrower and Lender have agreed to extend the Maturity Date to November 15, 2024 ("Extension") pursuant to the terms and conditions set forth in this Agreement.

D. Borrower and Lender desire to modify the Loan and Existing Loan Documents upon the te1ms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby aclmowledged, each of the undersigned agrees as follows:

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AGREEMENT

1.MODIFICATION OF LOAN. As of the Effective Date and subject to the conditions of this Agreement, Borrower and Lender agree as follows:
1.1Maturity Date, The "Maturity Date" (and "Stated Maturity Date") shall be amended to mean November 15, 2024 (also referred to in the Loan Agreement as the Extended Stated Maturity Date).
1.2Extension Fee. As a condition to the extension of the Maturity Date set forth herein, Borrower agrees to pay an extension fee equal to one (1) point based upon the existing balance of the Loan (such amount being equal to $76,000) together with reimbursement of legal and documentation fees and costs associated with this Agreement ("Extension Fee"). The Extension Fee shall be applicable to the outstanding balance of the Loan.
1.3Interest Rate. Throughout the duration of this Agreement, the Loan and any amounts owed thereunder shall bear an interest rate equal to nine percent (9%) ("Extension Interest Rate"). All other payment terms within the Loan Documents shall remain unchanged and in full force and effect.
1.4	Extension Option. Lender acknowledges that Borrower shall be entitled to one

(1) additional extension option of six (6) months at then current market interest rate to be determined by Lender, provided that under no circumstances shall the interest rate for the extension option be less than nine percent (9%) ("Extension Option"). Borrower may exercise its Extension Option by making a payment of one (1) point on the existing balance of the Loan plus an additional payment of One Million and·No/100 Dollars ($1,000,000) in the f01m of a loan paydown, which shall be directly applicable to the outstanding Loan amount.

1.5Affirmation of Existing Loan Documents. Except as expressly modified by this Agreement, each and every covenant, warranty and other provision of the Existing Loan Documents shall remain in full force and effect. This Agreement is not intended and shall in no way act as a novation of the Loan or a release, relinquishment, alteration or reissue of the liens and security interests securing the payment of the Note. Upon full execution and delivery of this Agreement and satisfaction of the conditions precedent set forth in Section 3 of this Agreement, this Agreement shall become one of the Loan Documents.
1.6Default. Any default by Borrower in its obligations under this Agreement or any breach by Borrower of any representations or warranties contained herein shall constitute a default under the terms of the Note and the Deed of Trust.
2.CONDITIONS TO MODIFICATION. The following are conditions precedent to the modification of the Loan under this Agreement. If any of the following conditions shall not be satisfied on or before the date that is two (2) Business Days after the date hereof, then without limitation on Lender's rights and remedies at law or in equity, at Lender's option this Agreement or any portion hereof shall be of no further force or effect.
2.1No Defaults. No Default shall have occurred under this Agreement, the Existing Loan Documents, any encumbrance affecting the property encumbered by the Deed of Trust (the

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"Property") (whether junior or senior), or under any other agreement to which Borrower and Lender are parties, and no event has occurred that with notice or lapse of time or both would constitute a default under any of them. Execution of this Agreement shall serve as notice by both parties that there are no known Defaults under the Existing Loan Documents as of the Effective Date, except for the Mechanic's Lien referenced herein in Section 2.3, which must be cured to Lender's satisfaction as of the Effective Date as specified in Section 2.3.

2.2Costs and Expenses. Borrower shall have paid any and all other fees and charges incurred in connection with this Agreement, including, without limitation, reasonable attorneys' fees and fees and expenses relating to the examination of title, title insurance premiums, and recording costs, documentary, transfer or other similar taxes and revenue stamps.
2.3Mechanic's Lien. On April 12, 2024, Borrower received notice of a Mechanic's Lien Affidavit and claim filed by JIVG Enterprises, LLC d/b/a Technical Building Services ("Technical Building Services") under Document number 20240025771 for One Hundred Fourteen Thousand One Hundred and Eighty and No/100 Dollars ($114,180.00) ("Mechanic's Lien"). The Mechanic's Lien is evidence ofa Default by Borrower. Borrower hereby agrees, that to induce Lender to enter into this Agreement, Borrower shall either (i) pay Technical Building Services the entirety of the amount owed under the Mechanic's Lien and provide Lender with proof of payment, whereupon Borrower shall have fifteen (15) days to obtain a full release of the Mechanic's Lien; or (ii) make payment to Lender of the entirety of the amount owed under the Mechanic's Lien plus an additional five percent of the total amount owed to Technical Building Services (approximately $5,709) as of the Effective Date.
3.	RELEASE AND WAIVERS
3.1Release. As of the date hereof and as of the Effective Date, each of Borrower and Guarantor, for itself and its successors and assigns (collectively, the "Borrower Parties") hereby fully and forever releases, discharges and acquits Lender and its parent, and each of their respective affiliates, subsidiaries, successors and assigns, and the officers, directors, employees and agents of each (collectively, the "Lender Parties"), of and from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, and irrespective of how, why or by reason of what facts, whether !mown or unknown, whether liquidated or unliquidated (collectively, "Claims") which any of such Borrower Parties may now have, or heretofore have had against any of said persons, firms or entities, by reason of, arising out of or based upon conduct, events or occurrences on or before the Effective Date relating to: (i) the Loan or the Property; (ii) the review, approval or disapproval of any and all documents, instruments, projections, estimates, plans, specifications, drawings and all other items submitted to Lender in connection with the Loan or the Property; (iii) the disbursements of funds under the Loan; (iv) the amendment or modification of the Loan made pursuant to this Agreement; (v) Lender's acts, statements, conduct, representations and omissions made in connection with the Loan and any amendment or modification relating thereto; or (vi) any fact, matter, transaction or event relating thereto, whether !mown or unknown. Notwithstanding the provisions of the preceding paragraph, nothing contained herein shall be deemed a release of

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Lender's obligations under this Agreement or of Lender's obligations under the Existing Loan Documents, as modified, to the extent first arising after the Effective Date.

3.2Non-Reliance. Each of the Borrower Parties hereby acknowledges that it has not relied upon any representation of any kind made by Lender in making the foregoing release.
3.3No Transfer of Claims. Each of the Borrower Parties represents and warrants that it has not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released hereunder or any portion thereof or interest therein, and such Borrower Party agrees to indemnify, defend and hold the parties set forth hereinabove harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer.
3.4No Admission of Liability. It is hereby further understood and agreed that the acceptance of delivery of this release by the parties released hereby shall not be deemed or construed as an admission of liability of any nature whatsoever arising from or related to the subject of the within release.
3.5Advice of Counsel. Each of the Borrower Parties hereby agrees, represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of this Agreement, including the foregoing release and waivers, that it has read the provisions of this Agreement, including the foregoing release and waivers, that it has had the foregoing release and waivers fully explained by such counsel, and that it is fully aware of its contents and legal effect.
4.	REPRESENTATIONS AND WARRANTIES.
4.1Borrower's Representations. Borrower hereby represents and warrants to Lender as of the date hereof and as of the Effective Date each of the following:
(a)Litigation. Except as disclosed to Lender in writing, there are no claims, actions, suits or proceedings, pending or to Borrower's actual knowledge threatened, at law or in equity, before any court or commission, agency or instrumentality, against or affecting (a) Borrower, which would materially adversely affect the ability of Borrower to perform its obligations under the Loan, this Agreement or the Existing Loan Documents or (b) the Property.
(b)Conflicts. Neither the execution and delivery by Borrower of this Agreement or any of the documents required to be executed by Borrower hereunder, nor the performance by Borrower of its obligations hereunder or thereunder, will (a) conflict with, or result in a breach of, any of the terms, conditions or provisions of any law, rule or regulation applicable to Borrower or any order, injunction or decree of any court or governmental instrumentality or of any bond, debenture, note, mortgage, deed of trust, indenture, agreement or other instrument to which Borrower is now a party or by which it may be bound, or constitute a default thereunder, or (b) result in the creation or imposition of any claim, lien, security interest, charge or other encumbrance of any nature whatsoever upon any property of Borrower pursuant to the terms of any such agreement or instrument.

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(c)Consents. Neither the execution and delivery by Borrower of this Agreement, nor the performance by Borrower of its obligations hereunder requires the consent, authorization or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any federal, state or foreign governmental authority or agency, pursuant to any law, rule or regulation applicable to Borrower or pursuant to any order, injunction or decree of any such authority or agency, any creditor of Borrower, or any other person or entity.
(d)Authority. Borrower has all requisite power and authority to perform the terms of this Agreement.
(e)Defaults. No event has occurred and is continuing, and no condition exists, which constitutes or which after notice or lapse of time, or both, would constitute an Event of Default or Default under the Existing Loan Documents and all representations and warranties are true and correct as if made as of the date hereof.
(f)Principal. Borrower acknowledges that the principal balance of the Note as of the date hereof (prior to payment contemplated hereunder) is $7,900,000.
4.2Guarantor's Covenants and Representations. Guarantor and Guarantor (Individual) each hereby reaffirms its obligations under its respective guaranty and represents and warrants to Lender as of the date hereof and as of the Effective Date each of the following:
(a)Litigation. Except as disclosed to Lender in writing, there are no claims, actions, suits or proceedings, pending or to such guarantor's actual knowledge threatened, at law or in equity, before any court or commission, agency or instrumentality, against or affecting (a) such guarantor, which would materially adversely affect the ability of such guarantor to perform its obligations under the Loan, this Agreement or the Existing Loan Documents or (b) the Property.
(b)Conflicts. Neither the execution and delivery by such guarantor of this Agreement or any of the documents required to be executed by such guarantor hereunder, nor the performance by such guarantor of its obligations hereunder or thereunder, will (a) conflict with, or result in a breach of, any of the terms, conditions or provisions of any law, rule or regulation applicable to such guarantor or any order, injunction or decree of any court or governmental instrumentality or of any bond, debenture, note, mortgage, deed of trust, indenture, agreement or other instrument to which such guarantor is now a party or by which it may be bound, or constitute a default thereunder, or (b) result in the creation or imposition of any claim, lien, security interest, charge or other encumbrance of any nature whatsoever upon any property of such guarantor pursuant to the terms of any such agreement or instrument.
(c)Consents. Neither the execution and delivery by such guarantor of this Agreement, nor the performance by such guarantor of its obligations hereunder requires the consent, authorization or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any federal, state or foreign governmental authority or agency, pursuant to any law, rule or regulation applicable to

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such guarantor or pursuant to any order, injunction or decree of any such authority or agency, any creditor of such guarantor, or any other person or entity.

(d)Authority. Such guarantor has all requisite power and authority to perform the terms of this Agreement.
4.3Accuracy of Representations. Neither this Agreement, nor any document, certificate or statement referred to herein or furnished to Lender by Borrower or Guarantor or Guarantor (Individual) pursuant hereto contains any untrue statement of a material fact or omits to state a material fact.
5.	MISCELLANEOUS PROVISIONS.
5.1Waiver. No failure on Lender's part at any time to require the performance by Borrower of any term of this Agreement shall in any way affect Lender's rights to enforce such term, nor shall any waiver by Lender of any term hereof be taken or held to be a waiver of any other term hereof or of any breach or subsequent breach hereof. Borrower waives any defense arising by reason of any disability or other defense of any other person obligated with respect to the Loan, or by reason of the cessation from any cause whatsoever of t'he liability of Borrower or any other such person.

5.2Expenses. Borrower will pay and hold Lender harmless against any liability for the payment of all out-of-pocket expenses, incurred by Lender in connection with the preparation and execution of this Agreement, Lender's performance of and compliance with the terms hereof, the procuring of title insurance, collection efforts, and the enforcement of Lender's rights and remedies hereunder.
5.3Confidentiality. Borrower shall keep the terms of this Agreement strictly confidential and shall not disclose or permit its employees or agents to disclose the terms of this Agreement (except for reasonably necessary disclosures to such party's respective attorneys, accountants and representatives or as may be required by law).
5.4Sole Parties. This Agreement is made exclusively for the benefit of and solely for the protection of Lender, Borrower, Guarantor and Guarantor (Individual), and no other person or persons shall have the right to enforce the provisions hereof by action or legal proceedings or otherwise.
5.5Binding Effect and Amendment. This Agreement shall be binding upon the parties hereto and their successors and permitted. This Agreement may be amended, altered or changed only by an instrument in writing signed by both parties.
5.6Interpretation. Whenever the context so requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The headings used in this Agreement are inserted solely for the convenience of reference and are not part of, nor intended to govern, limit or aid in the construction of, any term or provision hereof.

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5.7

Agreement.

Applicable Law.Section 9.19 of the Loan Agreement shall apply to this

5.8Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.
5.9Further Assurances. From time to time, each party will execute and deliver in recordable form, if necessary, such further instruments and will take such other action as the other party reasonably may request in order to discharge and perform their obligations and agreements under this Agreement.
5.10	Time of Essence. Time is of the essence in this Agreement.
5.11Entire Agreement. This Agreement, the Existing Loan Documents and the exhibits attached thereto constitute the entire agreement of Borrower and Lender concerning the transactions contemplated by this Agreement and supersede and cancel any and all previous negotiations, arrangements, agreements, understandings or letters of interest or intent.
5.12References to Loan Documents. All references to the Note, the Loan Agreement or to other Existing Loan Documents shall be deemed to refer to the same, as amended by this Agreement. In the event of a conflict between this Agreement and the Existing Loan Documents, this Agreement will prevail.
5.13Assignment. Borrower, Guarantor and Guarantor (individual) may not assign any rights or obligations under this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned do hereby execute this Agreement as of the day and date set forth above.

BORROWER:

LF3 El Paso, LLC, a Delaware limited liability company By: Lodging Fund REIT III OP, LP, a Delaware limited partnership, its sole member

By: Lodging Fund REIT III, Inc., a Maryland corporation, its general partner

By: /s/ Samuel C. Montgomery

Name: Samuel C. Montgomery

Title: Chief Operating Officer

LF3 El Paso TRS, LLC, a Delaware limited liability company

By: Lodging Fund REIT III TRS, Inc., a Delaware corporation, its sole member

By: /s/ Samuel C. Montgomery

Name: Samuel C. Montgomery

Title: Chief Operating Officer

[signatures continue1

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GUARANTOR:

Lodging Fund REIT III OP, LP, a Delaware limited partnership, its sole member

By: Lodging Fund REIT III, Inc., a Maryland corporation, its general partner

By: /s/ Samuel C. Montgomery

Name: Samuel C. Montgomery

Title: Chief Operating Officer

GUARANTOR (INDIVIDUAL):

/s/ Corey R. Maple

Corey R. Maple, an individual

[signatures continue]

EXHIBIT 10.293

LENDER:

EPH Development Fnnd LLC, a Delaware limited liability company

By:. /s/ Ken Okamoto

Ken Okamoto, Authorized Signatory

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